As filed with the Securities and Exchange Commission on March 22, 2010

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	06-1047163
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)

GENZYME CORPORATION 401(K) PLAN

(Full Title of the Plan)

PETER WIRTH

Genzyme Corporation

Genzyme Center

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Genzyme common stock, $0.01 par value	200,000 shares(1)	$58.25	(2)	$11,650,000	$830.65

(1)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares of Genzyme common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(2)   Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme common stock as reported by the Nasdaq National Market System on March 19, 2010, which were $59.75 and $56.75, respectively.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 200,000 shares of our common stock for issuance under our 401(k) Plan.  Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the entire contents of our Registration Statement on Form S-8 (File No. 333-143467) filed with the Securities and Exchange Commission on June 4, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22nd day of March, 2010.

By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga
Executive Vice President, Finance; and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22nd day of March, 2010.

GENZYME CORPORATION 401(K) PLAN

By:	/s/ ZOLTAN C. CSIMMA
Zoltan C. Csimma
Senior Vice President, Chief Human Resources Officer of Genzyme Corporation and Member of the Genzyme Benefit Plan Committee

POWER OF ATTORNEY

We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) for the registration of 200,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 22, 2010:

Signature	Title

/s/ HENRI A. TERMEER	Principal Executive Officer and Director
Henri A. Termeer

/s/ MICHAEL S. WYZGA	Principal Financial Officer
Michael S. Wyzga

/s/ JASON A. AMELLO	Corporate Controller and Principal Accounting Officer
Jason A. Amello

/s/ DOUGLAS A. BERTHIAUME	Director
Douglas A. Berthiaume

/s/ GAIL K. BOUDREAUX	Director
Gail K. Boudreaux

/s/ ROBERT J. CARPENTER	Director
Robert J. Carpenter

/s/ CHARLES L. COONEY	Director
Charles L. Cooney

/s/ VICTOR J. DZAU	Director
Victor J. Dzau

/s/ CONNIE MACK III	Director
Connie Mack III

/s/ RICHARD F. SYRON	Director
Richard F. Syron

/s/ ROBERT J. BERTOLINI	Director
Robert J. Bertolini

EXHIBIT INDEX

Exhibit Number	Description

*4.1

Restated Articles of Organization of Genzyme as filed with the Secretary of State of the Commonwealth of Massachusetts on May 25, 2006. Filed as Exhibit 3.1 to Genzyme’s Form 10-Q for the quarter ended June 30, 2006.

*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.1 to Genzyme’s Form 8-K filed May 25, 2007.

5	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).

*   Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.